Exhibit 10.4
EXECUTION COPY
THIS SECURITY AND THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS.
AKORN, INC.
COMMON STOCK PURCHASE WARRANT
To Purchase 2,099,935 Shares of Common Stock
     THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received, THE JOHN N. KAPOOR TRUST DATED SEPTEMBER 20, 1989 (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after August 17, 2009 (the “Initial Exercise Date”) and on or prior to the close of business on the fifth (5th) anniversary following the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Akorn, Inc., a Louisiana corporation (the “Company”), up to Two Million Ninety-Nine Thousand Nine Hundred Thirty-Five (2,099,935) shares, subject to adjustment as set forth herein (the “Warrant Shares”) of Common Stock, no par value per share, of the Company (the “Common Stock”). The purchase price of one share of Common Stock (the “Exercise Price”) under this Warrant shall be $1.16 per share, subject to adjustment hereunder. The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Registration Rights Agreement (the “Registration Rights Agreement”), dated as of August 17, 2009, between the Company and Holder.
     Concurrently with the issuance of this Warrant, the Holder is entering into an Amended and Restated Subordination Agreement dated as of August 17, 2009 (the “Amended Subordination Agreement”), pursuant to which the Holder is providing certain financial accommodations to the Company as described therein, and this Warrant is being issued to Holder as partial consideration therefor.
     1. Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws and Section 7 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.
     2. Authorization of Shares. The Company covenants that all Warrant Shares which may be issued upon any Exercise of the purchase rights represented by this Warrant will, upon such Exercise in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Company shall at all times reserve and keep available for issue upon the Exercise of this Warrant such number of shares of its authorized but unissued Common Stock as will be sufficient to permit the Exercise in full of this Warrant.
     3. Exercise of Warrant.
          (a) Exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) to the attention of the Chief Executive Officer or the Chief Financial Officer (the “Exercise”, and the date of such Exercise, the “Exercise Date”). After each Exercise and upon the occurrence of the Exercise Effectiveness Date (as hereinafter defined), the Holder shall immediately thereafter be entitled to receive a certificate for the number of Warrant Shares so purchased upon payment of the Exercise Price of the shares thereby purchased. Payment of the Exercise Price may be made at the option of the Holder by (i) by wire transfer or cashier’s check drawn on a United States bank of United States dollars or (ii) the surrender and cancellation of Warrant Shares issuable upon such Exercise of this Warrant (i.e. on a “cashless exercise” basis), in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

Where:	X =	Y (A – B)
A
     X = The net number of shares of Common Stock to be issued to the Holder pursuant to the election to exercise;
     Y = The gross number of shares of Common Stock in respect of which the election to exercise is made;
     A = The average of the market price of one share of the Common Stock for the ten (10) Trading Days immediately prior to the Exercise Date; and
     B = The Exercise Price.
“Market Price” shall mean the closing sale price of the Company’s Common Stock as reported on the Nasdaq Global Market, or if not then traded on the Nasdaq Global Market, such closing sale or bid price as reported on any exchange over which the Company’s Common Stock may then be traded, or if not then traded over any exchange, then the market price of the Company’s Common Stock shall be the fair market value of the Company’s Common Stock as determined in good faith by the Board of Directors of the Company. Certificates for shares purchased hereunder shall be delivered to the Holder (at an address in the United States specified by the Holder) within five (5) Trading Days after the later of the Exercise Effectiveness Date and payment of the Exercise Price of the shares thereby purchased as aforesaid or the Company shall instruct its transfer agent to register the shares purchased hereunder in book entry form within five (5) Trading Days after the later of the Exercise Effectiveness Date and payment of the Exercise Price of the shares thereby purchased as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates (or book entry shares) shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the last to occur of the Exercise Effectiveness Date, payment of the Exercise Price, and delivery of the required documentation and all taxes required to be paid by the Holder, if any, pursuant to Section 5 . For purposes of this Warrant, a “Trading Day” shall mean any day on which the national securities exchange or the national market system of FINRA are open for trading.
          (b) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.
          (c) The Holder understands that, until such time as the Registration Statement has been declared effective or the Warrant Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, (i) the Company shall be entitled to give its transfer agent stop transfer instructions respecting those Warrant Shares and (ii) the certificates representing any Warrants Shares issued upon Exercise of this Warrant will bear a restrictive legend in substantially the following form:
“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN

OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”
          (d) Reporting and Waiting Requirements.
               (i) To the extent necessary, each of and the Company and the Holder shall file, within fifteen (15) days after each Exercise Date, before the expiration of any relevant legal deadline, with (i) the FTC and the Antitrust Division of the DOJ, a Notification and Report Form required under the HSR Act with respect to the transactions contemplated pursuant to such Exercise and any supplemental information requested in connection therewith pursuant to the HSR Act, which forms shall specifically request early termination of the waiting period prescribed by the HSR Act and (ii) any other Governmental Authority, any other filings, reports, information and documentation required for the transactions contemplated hereby pursuant to any other antitrust law of any other jurisdiction. The parties shall furnish to each other’s counsel such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filing or submission that is necessary under the HSR Act and any antitrust law of any other jurisdiction. The requirements under this Section 3(d)(i) shall be satisfied with respect to any Exercise (without the need for further action by a party) upon the soonest to occur of: (a) the HSR Clearance Date has occurred (provided, however, that rights obtained by the Holder pursuant to the Warrant outside the United States shall become effective upon the HSR Clearance Date or, if any ex-U.S. governmental or regulatory approvals are required prior to such rights becoming effective, upon the later to occur of (1) the HSR Clearance Date and (2) the receipt of any such required approvals), or (b) determination by the parties that such filings are unnecessary (with respect to such Exercise, the “Exercise Effectiveness Date”). The determination of the soonest to occur of the foregoing shall be made without taking into account the need for ex-U.S. governmental or regulatory approvals required prior to such rights becoming effective and if, giving effect to the foregoing, subsection (a) is the soonest to occur, then the Exercise Effectiveness Date shall be the HSR Clearance Date.
               (ii) The parties shall use their reasonable best efforts to promptly obtain any clearance required under the HSR Act and any other antitrust law for the consummation of the Exercise and the transactions contemplated thereby and shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and other Governmental Authorities concerning such clearances and shall use reasonable best efforts to comply promptly with any such inquiry or request; provided, however, that (a) neither party shall be required to consent to the divestiture or other disposition of any of its or its affiliates’ assets or those of the other party, or to agree to any modification or amendment of this Warrant that, in the reasonable opinion of such party’s legal and/or financial counsel, would be adverse to such party, and (b) neither party shall have any obligation to contest, administratively or in court, any ruling, order or other action of any Governmental Authority or private party respecting the transactions contemplated by this Warrant or to comply with any other structure or conduct remedy or restriction or limit on operation; provided, further, however, that the parties shall both promptly respond to the DOJ or the FTC to a request for additional information as defined under the HSR Act.
               (iii) The parties commit to instruct their respective counsel to cooperate with each other and use reasonable best efforts to facilitate and expedite the identification and resolution of any such issues and, consequently, the expiration of the applicable HSR Act waiting period and the waiting periods under any other antitrust law of any other jurisdiction, or the obtaining of clearances thereunder (as the case may be), at the earliest practicable dates. Such efforts and cooperation include, but are not limited to, the parties’ respective counsel undertaking (i) to keep each other appropriately informed of communications from and to personnel of the reviewing antitrust authority, and (ii) to confer with each other regarding appropriate contacts with and response to personnel of said antitrust authority.
               (iv) Each Party shall be responsible for its own costs and expenses associated with any filing under the HSR Act or the Law of any other jurisdiction.
               (v) Certain Terms. As used in this Section 3(d), the below terms shall have the meanings so specified.
                    (1) “DOJ” shall mean the United States Department of Justice.

                    (2) “FTC” shall mean the United States Federal Trade Commission, or any successor entity thereto.
                    (3) “Governmental Authority” shall mean any administrative agency, commission or other governmental authority, body or instrumentality, federal, state, local, domestic or foreign governmental or regulatory authority.
                    (4) “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (15 U.S.C. Section 18(a)), and the rules and regulations promulgated thereunder.
                    (5) “HSR Clearance Date” shall mean the earlier of (i) the date on which the FTC shall notify the Company and the Holder of early termination of the applicable waiting period under the HSR Act or (ii) the day after the date on which the applicable waiting period under the HSR Act expires without any action by any government agency or challenged to the termination.
          (e) If within five (5) Trading Days after the later of the Exercise Effectiveness Date and payment of the Exercise Price of the shares thereby purchased, the Company shall fail to issue and deliver a certificate to the Holder (at an address in the United States specified by the Holder) and register such Warrant Shares on the Company’s share register, or instruct its transfer agent to register in book entry form the number of Warrant Shares to which the Holder is entitled or credit the Holder’s balance account with the Depository Trust Company for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Warrant Shares issuable upon such Exercise that the Holder anticipated receiving from the Company, then the Company shall, within five (5) Trading Days after the Holder’s request promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares and pay cash to the Holder in an amount equal to the excess (if any) of the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased over the product of (A) such number of shares of Common Stock, times (B) the closing sale price of the Common Stock on the Trading Day immediately preceding the last possible date which the Company could have issued such Warrant Shares to the Holder without violating this Section 3(e) .
     4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the Exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such Exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the market price of one share of the Common Stock for the ten (10) Trading Days immediately prior to the Exercise Date of this Warrant.
     5. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names (provided the Holder has complied with the restrictions on transfer set forth herein) as may be directed by the Holder; provided , however , that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.
     6. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely Exercise of this Warrant, pursuant to the terms hereof.
     7. Transfer, Division and Combination.
          (a) Subject to compliance with any applicable securities laws and the conditions set forth in Sections 1 and 7(e) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be Exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.
          (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a) hereof, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.
          (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7 .
          (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.
          (e) Prior to, and as a condition of, any transfer of this Warrant, the Holder or transferee of this Warrant, as the case may be must (i) execute and deliver to the Company an investment letter in form and substance reasonably acceptable to the Company and (ii) qualify as an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.
     8. No Rights as Stockholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the Exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.
     9. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond or letter of credit), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.
     10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be Exercised on the next succeeding day not a Saturday, Sunday or legal holiday.
     11. Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the Exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon Exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.
     12. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case of (i) any capital reorganization or reclassification, (ii) any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, (iii) any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or (iv) any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company) (each, a “Fundamental Transaction”), the Holder of this Warrant shall have the right thereafter to receive on the Exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such Fundamental Transaction had this Warrant been exercised immediately prior to the effective date of such Fundamental Transaction and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in Section 11 hereof with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in Section 11 hereof shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the Exercise of this Warrant. The above provisions of this Section 12 shall similarly apply to successive Fundamental Transactions. The Company shall require the issuer of any shares of stock or other securities or property thereafter deliverable on the Exercise of this Warrant to be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such Fundamental Transaction and of said provisions so proposed to be made, shall be mailed to the Holder of this Warrant not less than thirty (30) days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes. Notwithstanding the foregoing, following a Fundamental Transaction in which all or substantially all of the outstanding Common Stock of the Company is exchanged for, converted into, acquired for or constitutes the right to receive solely cash (a “Triggering Event”), at the written request of the Holder delivered before the twentieth (20 th ) day after such Triggering Event, the Company (or the successor entity) shall purchase this Warrant from the Holder by paying to the Holder, within five days after such request, cash in an amount equal to the Black-Scholes Value (as defined below) of the remaining unexercised portion of this Warrant. “Black-Scholes Value” means the value of the unexercised portion of this Warrant calculated using the Black-Scholes Option Pricing Model determined as of the day immediately following the public announcement of the applicable Triggering Event and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of such request and (ii) an expected volatility equal to the one-hundred (100) day volatility obtained from the HVT function on Bloomberg.
     13. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the Exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the Exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.
     14. Notice of Distribution. If the Board of Directors of the Company shall declare any dividend or other distribution with respect to its Common Stock other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Holder of this Warrant not less than twenty (20) days prior to the record date fixed for determining stockholders entitled to participate in such dividend or other distribution. Each such written notice shall be sufficiently given if addressed to the Holder at the last address of the Holder appearing on the books of the Company and delivered in accordance with Section 16(d) hereof.
     15. Registration Rights. The Common Stock issuable upon Exercise of this Warrant shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). The original Holder of this Warrant, and any valid transferees thereof pursuant to the Registration Rights Agreement, shall be entitled to all of the benefits afforded to a holder of any Registrable Securities under the Registration Rights Agreement and such holder, by its acceptance of this Warrant, agrees to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to the holder as a holder of Registrable Securities.
     16. Miscellaneous.
          (a) Jurisdiction. This Warrant shall constitute a contract under the laws of the State of Louisiana.
          (b) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the Exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.
          (c) Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date.
          (d) Notices. Any notice, request or other document required or permitted to be given or delivered under this Warrant will be in writing and will be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by confirmed facsimile, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested; provided, that upon any permitted assignment of this Warrant, the assignee shall promptly provide the Company with its contact information. In each case notice will be sent to: (i) if to the Company, addressed to: Akorn, Inc., 1925 West Field Court, Suite 300, Lake Forest, Illinois 60045, Attention: Jerry Ellis; or (ii) if to Holder, addressed to: John N. Kapoor Trust Dated September 20, 1989, c/o Dr. John N. Kapoor, 225 E. Deerpath Road, Suite 250,Lake Forest, Illinois 60045, Attention: Dr. John N. Kapoor.
          (e) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to Exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
          (f) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
          (g) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of the Holder.
          (h) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.
          (i) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.
          (j) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.
**** [Signature Page Follows] ****

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.
Dated: August 17, 2009

AKORN, INC.
By:
Name:
Title:

[Signature Page to Common Stock Purchase Warrant]

NOTICE OF EXERCISE
To: Akorn, Inc.
     1. The undersigned hereby elects to purchase                                          Warrant Shares of Akorn, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price for such Warrant Shares in full, together with all applicable transfer taxes, if any. Payment shall take the form of lawful money of the United States.
     2. The undersigned hereby elects to exercise the attached Warrant into Warrant Shares of Akorn, Inc. through “cashless exercise” in the manner specified in the Warrant. This exercise is made with respect to                      of the Warrant Shares covered by the Warrant.
     3. Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:
The Warrant Shares shall be delivered to the following:
     4. Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[PURCHASER]
By:
Name:
Title: Dated:

ASSIGNMENT FORM
(To assign the foregoing Warrant, execute
this form and supply required information.
Do not use this form to exercise the Warrant.)
     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

.
Dated:                                         ,
Holder’s Signature:
Holder’s Address:
Signature Guaranteed:
NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.